EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 24, 2016, with respect to the consolidated financial statements as of and for the years ended December 31, 2015 and 2014 and the related schedule, included in the Annual Report on Form 10-K of Sotherly Hotels LP and subsidiaries for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said report in the Registration Statement of Sotherly Hotels LP on Form S-3 (File No. 333-199256).

/s/ Grant Thornton LLP

McLean, Virginia

March 24, 2016